Exhibit 99.2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this document, the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•	we may be unable to successfully integrate acquired businesses, including the ESG (as defined herein) business;

•	we may not realize expected benefits for any acquired businesses, including the ESG business, within the timeframe anticipated or at all;

•	our operations are subject to a number of potential risks that arise from operating a multinational business, including political and economic instability and compliance with changing regulatory environments;

•	changes in the availability and price of certain materials and components, which may result in supply chain disruptions;

•	consolidation within our customer base and suppliers;

•	our business may suffer if our equipment fails to perform as expected;

•	a material disruption to one of our significant facilities;

•	our business is sensitive to general economic conditions, government spending priorities and the cyclical nature of markets we serve;

•	our consolidated financial results are reported in United States (“U.S.”) dollars while certain assets and other reported items are denominated in the currencies of other countries, creating currency exchange and translation risk;

•	our need to comply with restrictive covenants contained in our debt agreements;

•	our ability to generate sufficient cash flow to service our debt obligations and operate our business;

•	our ability to access the capital markets to raise funds and provide liquidity;

•	the financial condition of customers and their continued access to capital;

•	exposure from providing credit support for some of our customers;

•	we may experience losses in excess of recorded reserves;

•	our industry is highly competitive and subject to pricing pressure;

•	our ability to successfully implement our strategy and the actual results derived from such strategy;

•	increased cybersecurity threats and more sophisticated computer crime;

•	increased regulatory focus on privacy and data security issues and expanding laws;

•	our ability to attract, develop, engage and retain team members;

•	possible work stoppages and other labor matters;

•	litigation, product liability claims and other liabilities;

•	changes in import/export regulatory regimes, the imposition of tariffs, escalation of global trade conflicts and unfairly traded imports, particularly from China, could continue to negatively impact our business;

•	compliance with environmental regulations could be costly and our failure to meet sustainability expectations or standards or to achieve our sustainability goals could adversely impact our business;

•	our compliance with the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws;

•	our ability to comply with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission (the “SEC”);

•	our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed facilities;

•	the possibility that we may incur additional indebtedness in the future;

•	limitations on operating our business as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due on the notes offered in the notes offering;

•	our ability to repurchase the notes offered in the notes offering upon a change of control; and

•	other factors.

The above list is not exhaustive. Some of these factors and additional risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found under “Risk Factors” contained in this document and under “Risk Factors” in Terex Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 9, 2024 (the “2023 10-K”) and Terex Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed with the SEC on July 31, 2024 (the “2024 Q2 10-Q”).

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained herein speak only as of September 30, 2024. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this document to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

BASIS OF PRESENTATION

As used in this document, unless otherwise specified or the context otherwise requires, “Terex,” “issuer,” “we,” “our,” “us” and the “Company” refer to Terex Corporation and its consolidated subsidiaries.

This document includes unaudited historical consolidated financial data for the twelve months ended June 30, 2024 of Terex and unaudited historical combined financial data for the twelve months ended June 30, 2024 of ESG. This document also includes unaudited pro forma condensed combined financial information of Terex as of June 30, 2024 and for the year ended December 31, 2023 and the twelve months ended June 30, 2024. The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared to give effect to the Transactions (as defined herein) as if they had occurred on June 30, 2024. The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2024 has been prepared to give effect to the Transactions as if they had occurred on July 1, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 have been prepared to give effect to the Transactions as if they had occurred on January 1, 2023. For further information regarding the basis of presentation of the unaudited historical financial data for the twelve months ended June 30, 2024 of Terex and ESG, see “Summary Historical Financial Information of Terex” and “Summary Historical Financial Information of ESG,” respectively. For further information regarding the basis of presentation of the unaudited pro forma financial information included in this document, see “Summary Pro Forma Financial Information” and our unaudited pro forma financial statements and related notes included as Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on September 30, 2024 (the “Unaudited Pro Forma Financial Statements”).

Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

NON-GAAP FINANCIAL MEASURES

In this document, we refer to various U.S. generally accepted accounting principles (“GAAP”) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Management believes that presenting these non-GAAP financial measures provide investors with additional analytical tools which are useful in evaluating our operating results and the ongoing performance of our underlying businesses because they (i) provide meaningful supplemental information regarding financial performance by excluding impact of one-time items and other items affecting comparability between periods, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our core operating performance across periods and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our financial results. We do not, nor do we suggest that investors consider, such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

INDUSTRY DATA

Information in this document concerning industry information, including our general expectations, are based on estimates prepared by us using certain assumptions and our knowledge of these industries as well as data from third-party sources. We have not independently verified any of the data from third party sources. Our estimates involve risks and uncertainties and are subject to changes based on various factors, including those discussed under “Risk Factors” herein and under “Risk Factors” in the 2023 10-K and the 2024 Q2 10-Q.

SUMMARY

This summary highlights significant aspects of our business, but it is not complete and does not contain all of the information you should consider. You should carefully read this document, including the information presented under the section herein entitled “Risk Factors” and the financial statements and related notes in the 2023 10-K and our other periodic and current reports filed with the SEC, and the matters discussed under “Risk Factors” in the 2023 10-K and the 2024 Q2 10-Q. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements as a result of certain factors, including those set forth under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the 2023 10-K and the 2024 Q2 10-Q, and under the section entitled “Risk Factors.”

Acquisition of ESG

On July 21, 2024, we entered into a Transaction Agreement (the “Transaction Agreement”) with Dover Corporation (“Dover”). Pursuant to the Transaction Agreement, we will acquire the subsidiaries and assets of Dover that constitute Dover’s Environmental Solutions Group (“ESG”), a fully integrated equipment group serving the solid waste and recycling industry, along with associated intellectual property and other assets used in the ESG business (the “Acquisition”), for consideration of $2,000.0 million. The consideration will be paid in cash and is subject to post-closing adjustments based upon the level of net working capital and cash and debt in the ESG business at the closing date. We currently anticipate closing the Acquisition, which is subject to the satisfaction of customary non-regulatory closing conditions, later this year, although there can be no assurance that the Acquisition will close when anticipated, or at all. On September 9, 2024, the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, expired. As a result, no further regulatory approvals or clearances are required to satisfy the closing conditions for the Acquisition.

ESG designs and manufactures refuse collection vehicles (“RCV”), waste compaction equipment, and associated parts and digital solutions. ESG is comprised of several brands, including Heil, Marathon, Curotto-Can, and Bayne Thinline, as well as digital solutions offerings 3rd Eye and Soft-Pak, that serve the solid waste industry. ESG's broad array of turnkey products and services across equipment, digital and aftermarket offerings are complementary to Terex's businesses, which we expect will allow us to expand our customer base, provide customers with a broader suite of environmental equipment solutions, and realize economies of scale. ESG has demonstrated a track record of consistent, resilient growth, estimated to have delivered a long-term organic revenue CAGR greater than 7% from fiscal year 2013 through fiscal year 2023, supported by key acquisitions, and is estimated to have delivered 5.1% average year-over-year revenue growth from 2008 through 2023, with an attractive standard deviation of 10.5%, demonstrating a consistent level of growth historically.

ESG Financial Profile	ESG Historical Organic Growth

1. Based on revenue for the twelve months ended March 31, 2024 on a historical basis.

In addition, we will seek to leverage ESG’s strong relationships with major national customers and diversified base of smaller rental, independent and municipal customers, through a near even mix of distribution through direct and dealer channels. Below is a breakdown of ESG’s revenue mix for the twelve months ended June 30, 2024 by customer and by refuse collection channel.

Refuse Collection Channel	ESG Customer Breakdown

As a result, our acquisition of ESG is expected to enhance Terex’s scale and diversification and reduce cyclicality. We expect the transaction to deliver financially accretive revenue growth, free cash flow and EBITDA margins. The combined entity will provide a strong foundation to support our capital allocation commitment to maintain our long-term net leverage target of below 2.5x by the end of 2025 from an enhanced free cash flow profile. Our management estimates annual run rate synergies of approximately $25.0 million (excluding approximately $15.0 million of one-time costs to achieve the anticipated synergies), expected to be achieved by the end of 2026, consisting of an estimated:

•	$15.0 million in operational and commercial cost-based synergies from pricing optimization, manufacturing transformation and optimization of cost-out practices and management structure;

•	$5.0 million in cost-savings from sourcing synergies through steel and non-steel cost management actions and shared suppliers; and

•	$5.0 million in cost-savings from selling, general and administrative expense synergies.

We also expect to capitalize on cross-selling opportunities to enhance net sales by aligning business units across the Company. With ESG’s robust backlog of approximately $523.0 million as of June 30, 2024, Terex management has visibility into potential revenue to capitalize on in the future. In the fiscal years ended December 31, 2023 and 2022, ESG realized 167% and 176%, respectively, of its December 31, 2022 and December 31, 2021 backlog, respectively, as revenue.

Additionally, ESG increases our exposure to the growing waste recycling and scrap end market. Waste is as essential service, and the RCV market is projected to grow at a CAGR greater than 5% over the next ten years according to a third party study of the waste industry commissioned by Terex in April 2024. With the shift towards recycling driven by environmental trends, equipment with more advanced capabilities is required. ESG’s business model is anchored by multi-year contracts with recurring volumes and offers potential synergies when combined with Terex Recycling Systems, ZenRobotics and Ecotec.

Waste and Recycling End Market Growth
Source: Kaiser Associates Waste Study Commissioned by Terex Management, April 2024

Recent Developments

We have experienced, and continue to experience, lower than expected sales volume across our business segments due to channels globally making adjustments faster than anticipated. Customers in our AWP segment are reducing planned deliveries to align their fleet configuration with seasonal rental demand. In the MP segment, dealers are adjusting their inventory levels as end users gauge the macroeconomic environment. In response to such conditions, management is taking actions to align our cost structure and production plans accordingly.

SUMMARY PRO FORMA FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data has been prepared to reflect the Acquisition and the related financing transactions (together, the “Transactions”). The following summary unaudited pro forma condensed combined statement of operations data for the twelve months ended June 30, 2024 give effect to the Transactions as if they had occurred on July 1, 2023. The following summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2023 give effect to the Transactions as if they had occurred on January 1, 2023. The following summary unaudited pro forma condensed combined balance sheet data give effect to the Transactions as if they had occurred on June 30, 2024. We derived the unaudited pro forma condensed combined financial data as of and for the twelve months ended June 30, 2024 and for the year ended December 31, 2023 in the summary table below from, and they should be read together with, the Unaudited Pro Forma Financial Statements. The summary unaudited pro forma condensed combined statement of operations data for the twelve months ended June 30, 2024 combines the amounts in our unaudited condensed consolidated statement of operations for the twelve months ended June 30, 2024 with the amounts in the unaudited statement of operations of ESG for the twelve months ended June 30, 2024. The summary unaudited pro forma condensed combined financial data is provided for illustrative purposes only and, except as described below or in the Unaudited Pro Forma Financial Statements, does not reflect the costs of any integration activities or benefits that may result from the Acquisition or what our consolidated results of operations or consolidated financial position would have been had the Acquisition occurred on the dates assumed, nor are they indicative of our future consolidated results of operations or financial position and they are based on the information available at the time of their preparation. Actual results may differ materially from those reflected in the summary unaudited pro forma condensed combined financial data for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial statements and actual amounts. See the Unaudited Pro Forma Financial Statements.

	Twelve Months Ended June 30, 2024	Year Ended December 31, 2023

(in millions)	(unaudited)
Statement of Operations Data:
Net sales	$6,022.4	$5,905.1
Cost of goods sold	(4,619.1)	(4,537.5)
Gross profit	1,403.3	1,367.6
Selling, general and administrative expenses	(692.1)	(674.2)
Income (loss) from operations	711.2	693.4
Interest income	10.1	7.6
Interest expense	(192.3)	(192.0)
Other income (expense) - net	(36.5)	(27.8)
Income (loss) from continuing operations before income taxes	492.5	481.2
(Provision for) benefit from income taxes	(51.8)	(39.3)
Income (loss) from continuing operations	440.7	441.9
Gain (loss) on disposition of discontinued operations - net of tax	(1.0)	1.3
Net income (loss)	439.7	443.2

June 30, 2024
(in millions)	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$246.3
Receivables	836.5
Inventories	1,316.3
Property, plant and equipment - net	680.1
Total assets	5,916.5
Total debt (including current portion)	2,622.1
Total stockholders’ equity	1,805.3

	Twelve Months Ended June 30, 2024	Year Ended December 31, 2023

(in millions)	(unaudited)
Other Data:
Total Pro Forma Cash Interest Expense(1)	$183.9	$183.6
Total Pro Forma Adjusted EBITDA(2)	937.3	886.6
Total Pro Forma Adjusted EBITDA Margin(2)	15.6%	15.0%

(1)	Total pro forma cash interest expense for the twelve months ended June 30, 2024 and the year ended December 31, 2023 represents cash interest paid during the twelve months ended June 30, 2024 and the year ended December 31, 2023, respectively, as adjusted for the additional estimated cash interest expense associated with the financing transactions, including the issuance of the notes offered in the notes offering. On a pro forma basis after giving effect to the Transactions, assuming a weighted average interest rate of 6.12% on the notes offered in the notes offering and our borrowings under the new credit facilities, our cash interest expense for the twelve months ended June 30, 2024 and the year ended December 31, 2023 would have been $183.9 million and $183.6 million, respectively.

(2)	Total Pro Forma Adjusted EBITDA and Total Pro Forma Adjusted EBITDA Margin are non-GAAP measures. We present these measures because we believe they will be helpful to those reviewing our performance, as they provide information about our ability to meet debt service, capital expenditure and working capital requirements, and are also an indicator of profitability. We consider Total Pro Forma Adjusted EBITDA and Total Pro Forma Adjusted EBITDA Margin to be important supplemental measures of our performance because these calculations adjust for certain items that we believe are not indicative of our core operating performance.

Total Pro Forma Adjusted EBITDA and Total Pro Forma Adjusted EBITDA Margin have limitations as analytical tools, and do not represent, and should not be considered an alternative to, net income as defined by GAAP. Among other things, Total Pro Forma Adjusted EBITDA and Total Pro Forma Adjusted EBITDA Margin:

•	do not reflect our cash expenditures, or future requirements, for capital expenditures;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and

•	do not reflect any cash requirements to replace in the future assets being depreciated and amortized, even though depreciation and amortization are non-cash charges that are excluded from these measures.

We compensate for these limitations by relying primarily on our GAAP results and using Total Pro Forma Adjusted EBITDA and Total Pro Forma Adjusted EBITDA Margin only supplementally.

The following table provides an unaudited reconciliation of Terex Adjusted EBITDA and ESG Adjusted EBITDA to Total Pro Forma Adjusted EBITDA and of Total Pro Forma Revenue to Total Pro Forma Adjusted EBITDA Margin. For reconciliations of Terex Adjusted EBITDA and ESG Adjusted EBITDA to their nearest GAAP financial measures, please see “Summary Historical Financial Information of Terex” and “Summary Historical Financial Information of ESG.”

	Twelve Months Ended June 30, 2024	Year Ended December 31, 2023

(in millions)	(unaudited)
Terex Adjusted EBITDA	$738.3	$737.5
ESG Adjusted EBITDA	174.0	149.1
Synergies(a)	25.0	—
Total Pro Forma Adjusted EBITDA	937.3	886.6
Total Pro Forma Revenue	6,022.4	5,905.1
Total Pro Forma Adjusted EBITDA Margin	15.6%	15.0%

(a)	Our management estimates annual run rate synergies of approximately $25.0 million (excluding approximately $15.0 million of one-time costs to achieve the anticipated synergies), expected to be achieved by the end of 2026, consisting of an estimated: (i) $15.0 million in operational and commercial cost-based synergies from pricing optimization, manufacturing transformation and optimization of cost-out practices and management structure, (ii) $5.0 million in cost-savings from sourcing synergies through steel and non-steel cost management actions and shared suppliers and (iii) $5.0 million in cost-savings from selling, general and administrative expense synergies.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF TEREX

The summary historical consolidated financial data of Terex for the twelve months ended June 30, 2024, has been calculated by adding the unaudited consolidated financial statements for the six months ended June 30, 2024 to the audited consolidated financial statements for the year ended December 31, 2023 and then subtracting the unaudited consolidated financial statements for the six months ended June 30, 2023. The summary historical consolidated financial data as of December 31, 2022 and 2023 and for each of the years in the three-year period ended December 31, 2023 have been derived from our audited historical consolidated financial statements and related notes as presented in the 2023 10-K. The summary historical consolidated financial data as of December 31, 2021 has been derived from our audited historical consolidated financial information as presented in our Annual Report on Form 10-K for the year ended December 31, 2021. The summary historical consolidated financial data as of June 30, 2024 and for the six months ended June 30, 2023 and 2024 have been derived from our unaudited interim historical consolidated financial statements as presented in the 2024 Q2 10-Q. The summary historical consolidated financial data as of June 30, 2023 has been derived from our unaudited consolidated financial statements as presented in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023. The unaudited interim historical consolidated financial statements have been prepared on the same basis as the audited historical consolidated financial statements and, in the opinion of our management, include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the information set forth herein. Interim financial results are not necessarily indicative of the results expected for the full fiscal year or any future reporting period. You should read the summary historical consolidated financial data below together with our historical consolidated financial statements and related notes thereto and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the 2023 10-K and the 2024 Q2 10-Q.

	Twelve Months Ended June	Year Ended December 31,			Six Months Ended June 30,
	30, 2024	2021	2022	2023	2023	2024

(in millions)	(unaudited)				(unaudited)
Statement of Operations Data:
Net sales	$5,186.9	$3,886.8	$4,417.7	$5,151.5	$2,638.8	$2,674.2
Cost of goods sold	(4,006.2)	(3,129.4)	(3,546.5)	(3,974.9)	(2,017.2)	(2,048.5)
Gross profit	1,180.7	757.4	871.2	1,176.6	621.6	625.7
Selling, general and administrative expenses	(550.4)	(429.4)	(451.2)	(540.1)	(264.0)	(274.3)
Income (loss) from operations	630.3	328.0	420.0	636.5	357.6	351.4
Interest income	10.1	3.7	2.8	7.6	3.1	5.6
Interest expense	(63.6)	(51.5)	(49.1)	(63.3)	(30.3)	(30.6)
Loss on early extinguishment of debt	—	(29.4)	(0.3)	—	—	—
Other income (expense) – net	(11.5)	13.0	(6.8)	(1.1)	(5.4)	(15.8)
Income (loss) from continuing operations before income taxes	565.3	263.8	366.6	579.7	325.0	310.6
(Provision for) benefit from income taxes	(69.1)	(46.3)	(66.4)	(63.0)	(55.3)	(61.4)
Income (loss) from continuing operations	496.2	217.5	300.2	516.7	269.7	249.2
Gain (loss) on disposition of discontinued operations – net of tax	(1.0)	3.4	(0.2)	1.3	2.3	—
Net income (loss)	495.2	220.9	300.0	518.0	272.0	249.2

Statement of Cash Flows Data:
Depreciation and amortization	$61.4	$50.2	$47.2	$56.4	$24.9	$30.0
Stock-based compensation expense	44.3	33.1	30.3	43.6	17.3	18.0
Capital expenditures	(147.3)	(59.7)	(109.6)	(127.2)	(39.1)	(59.2)
Proceeds from sale of capital assets	0.2	1.9	0.2	33.6	33.5	0.1

	December 31,			June 30,
	2021	2022	2023	2023	2024

(in millions)				(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$266.9	$304.1	$370.7	$297.7	$319.3
Receivables, net	507.7	547.5	547.8	681.2	719.4
Inventories	813.5	988.4	1,186.0	1,122.0	1,232.8
Property, plant and equipment – net	429.6	465.6	569.8	490.7	574.5
Total assets	2,863.5	3,118.1	3,615.5	3,415.2	3,779.5
Total debt (including current portion)	674.1	775.5	623.2	736.7	665.6
Total stockholders’ equity	1,109.6	1,181.2	1,672.3	1,432.2	1,823.9

	Twelve Months Ended June 30,	Year Ended December 31,			Six Months Ended June 30,
	2024	2021	2022	2023	2023	2024

(in millions)
Other Data (unaudited):
Cash interest expense	$61.6	$48.2	$46.8	$61.3	$29.3	$29.6
Terex EBITDA(1)	689.7	374.6	465.0	690.9	381.6	380.4
Terex Adjusted EBITDA(1)	738.3	407.1	496.1	737.5	395.8	396.6
Terex Adjusted EBITDA Margin(1)	14.2%	10.5%	11.2%	14.3%	15.0%	14.8%

(1)	Terex EBITDA, Terex Adjusted EBITDA and Terex Adjusted EBITDA Margin are non-GAAP measures. We present these measures because we believe they will be helpful to those reviewing our performance, as they provide information about our ability to meet debt service, capital expenditure and working capital requirements, and are also an indicator of profitability. We consider Terex EBITDA, Terex Adjusted EBITDA and Terex Adjusted EBITDA Margin to be important supplemental measures of our performance because these calculations adjust for certain items that we believe are not indicative of our core operating performance.

Terex EBITDA, Terex Adjusted EBITDA and Terex Adjusted EBITDA Margin have limitations as analytical tools, and do not represent, and should not be considered an alternative to, net income as defined by GAAP. Among other things, Terex EBITDA, Terex Adjusted EBITDA and Terex Adjusted EBITDA Margin:

•	do not reflect our cash expenditures, or future requirements, for capital expenditures;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and

•	do not reflect any cash requirements to replace in the future assets being depreciated and amortized, even though depreciation and amortization are non-cash charges that are excluded from these measures.

We compensate for these limitations by relying primarily on our GAAP results and using Terex EBITDA, Terex Adjusted EBITDA and Terex Adjusted EBITDA Margin only supplementally.

The following table provides an unaudited reconciliation of net income to Terex EBITDA and Terex Adjusted EBITDA and of net sales to Terex Adjusted EBITDA Margin:

	Twelve Months Ended	Year Ended December 31,			Six Months Ended June 30,
	June 30, 2024	2021	2022	2023	2023	2024

(in millions)	(unaudited)				(unaudited)
Net income	$495.2	$220.9	$300.0	$518.0	$272.0	$249.2
(Gain) loss on disposition of discontinued operations - net of tax	1.0	(3.4)	0.2	(1.3)	(2.3)	—
Income (loss) from continuing operations	496.2	217.5	300.2	516.7	269.7	249.2
Provision for (benefit from) income taxes	69.1	46.3	66.4	63.0	55.3	61.4
Interest & Other (income) expense	65.0	34.8	53.1	56.8	32.6	40.8
Loss on early extinguishment of debt	—	29.4	0.3	—	—	—
Income (loss) from operations	630.3	328.0	420.0	636.5	357.6	351.4
Depreciation	57.0	44.3	42.3	51.8	22.6	27.8
Amortization	4.4	5.6	4.9	4.6	2.4	2.2
Non-cash interest costs	(2.0)	(3.3)	(2.2)	(2.0)	(1.0)	(1.0)
Terex EBITDA	$689.7	$374.6	$465.0	$690.9	$381.6	$380.4
Non-service cost portion of pension (expense)(a)	(5.1)	(0.6)	(0.2)	(5.2)	(2.6)	(2.5)
Other miscellaneous income / (expense)(b)	(3.9)	12.8	(3.4)	5.3	(1.9)	(11.1)
Severance and restructuring fees(c)	6.8	5.8	1.7	3.7	0.5	3.6
Asset impairment charges(d)	0.3	6.3	1.1	0.3	0.2	0.2
Share based compensation(e)	44.3	33.1	30.3	43.6	17.3	18.0
Foreign exchange (gains) / losses(f)	(1.3)	4.6	(3.5)	2.7	(0.3)	(4.3)
(Gain) / loss on sale of assets(g)	0.2	(7.4)	0.1	(3.3)	(3.5)	—
Equity investment mark-to-market(h)	1.8	(1.4)	2.7	(5.7)	1.3	8.8
Acquisition fees(i)	2.3	0.8	0.3	0.5	0.5	2.3
Letter of credit fees and franchise tax(j)	3.2	2.3	2.0	3.2	1.2	1.2
Office relocation gain and sale initiatives(k)	—	(16.0)	—	1.5	1.5	—
TFS portfolio sale / financing reserve release(l)	—	(7.8)	—	—	—	—
Terex Adjusted EBITDA	738.3	407.1	496.1	737.5	395.8	396.6
Net sales	$5,186.9	$3,886.8	$4,417.7	$5,151.5	$2,638.8	$2,674.2
Terex Adjusted EBITDA Margin	14.2%	10.5%	11.2%	14.3%	15.0%	14.8%

(a)	Represents the portion of pension expense that is a non-service cost.
(b)	Represents other miscellaneous income or expense that is not core to Terex’s business.
(c)	Represents miscellaneous severance and restructuring fees incurred.
(d)	Represents long-lived asset impairment charges including in the Selling, general and administrative expenses line item.
(e)	Represents the aggregate amount of all non-cash compensation charges incurred during the period arising from the issuance of stock-based compensation awards.
(f)	Represents all non-cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates.
(g)	Represents the gain associated with the sale of assets.
(h)	Represents mark-to-market gains or losses recorded on equity investments.
(i)	Represents non-recurring acquisition fees.
(j)	Represents the aggregate amount of letter of credit fees and income / franchise tax expense incurred during the period.
(k)	Represents gains or losses associated with office relocation and sale initiatives.
(l)	Represents non-recurring, non-operational impact of Terex Financial Services.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF ESG

The summary historical combined financial data of ESG for the twelve months ended June 30, 2024, has been calculated by adding the unaudited combined financial statements for the six months ended June 30, 2024 to the audited combined financial statements for the year ended December 31, 2023 and then subtracting the unaudited consolidated financial statements for the six months ended June 30, 2023. The summary historical combined financial data as of December 31, 2022 and 2023 and for the fiscal years ended December 31, 2022 and 2023 have been derived from ESG’s audited historical combined financial statements and related notes. The summary historical combined financial data as of June 30, 2024 and for the six months ended June 30, 2023 and 2024 have been derived from ESG’s unaudited interim condensed combined financial statements. The unaudited interim historical condensed combined financial statements have been prepared on the same basis as the audited combined financial statements and, in the opinion of ESG’s management, include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the information set forth therein. Interim financial results are not necessarily indicative of the results expected for the full fiscal year or any future reporting period. You should read the summary historical combined financial data below together with ESG’s historical combined financial statements and related notes thereto.

	Twelve Months Ended June 30,	Year Ended December 31,		Six Months Ended June 30,
	2024	2022	2023	2023	2024

(in millions)	(unaudited)			(unaudited)
Statement of Income Data:
Revenue	$835.5	$660.8	$753.6	$357.8	$439.7
Cost of goods and services	(600.5)	(501.2)	(550.2)	(261.2)	(311.5)
Gross profit	235.0	159.6	203.4	96.6	128.2
Selling, general and administrative expenses	(90.9)	(71.9)	(84.2)	(41.7)	(48.4)
Operating income	144.1	87.7	119.2	54.9	79.8
Interest expense	(24.7)	(13.0)	(23.6)	(11.3)	(12.4)
Other income (expense), net	—	(2.0)	0.6	0.3	(0.4)
Income before provision for income taxes	119.4	72.7	96.2	43.9	67.0
Provision for income taxes	(28.8)	(16.1)	(23.0)	(10.7)	(16.4)
Net income	90.6	56.6	73.2	33.2	50.6

Statement of Cash Flows Data:
Depreciation and amortization	$11.7	$11.9	$12.4	$6.5	$5.9
Stock-based compensation	0.7	0.7	0.7	0.6	0.6
Capital expenditures	(15.2)	(9.9)	(9.2)	(3.5)	(9.5)
Proceeds from sale of property, plant and equipment	0.3	—	0.3	—	—

	December 31,		June 30,
	2022	2023	2024
(in millions)			(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$—	$—	$—
Receivables, net	97.3	110.9	117.1
Inventories, net	84.8	81.4	76.5
Property, plant and equipment – net	50.7	53.3	62.3
Total assets	418.5	427.0	433.5
Total debt (including current portion)	472.3	487.2	493.5
Total stockholders’ equity	(53.8)	(60.2)	(60.0)

	Twelve Months Ended June 30,	Year Ended December 31,		Six Months Ended June 30,
	2024	2022	2023	2023	2024
(in millions)
Other Data (unaudited):
ESG EBITDA(1)	$155.8	$97.6	$132.2	$61.7	$85.3
ESG Adjusted EBITDA(1)	174.0	110.6	149.1	70.9	95.8
ESG Adjusted EBITDA Margin(1)	20.8%	16.7%	19.8%	19.8%	21.8%

(1)	ESG EBITDA, ESG Adjusted EBITDA and ESG Adjusted EBITDA Margin are non-GAAP measures. We present these measures because we believe they will be helpful to those reviewing ESG’s performance, as they provide information about ESG’s ability to meet debt service, capital expenditure and working capital requirements, and are also an indicator of profitability. We consider ESG EBITDA, ESG Adjusted EBITDA and ESG Adjusted EBITDA Margin to be important supplemental measures of ESG’s performance because the calculations adjust for certain items that we believe are not indicative of our core operating performance.

ESG EBITDA, ESG Adjusted EBITDA and ESG Adjusted EBITDA Margin have limitations as analytical tools, and do not represent, and should not be considered an alternative to, net income as defined by GAAP. Among other things, ESG EBITDA, ESG Adjusted EBITDA and ESG Adjusted EBITDA Margin:

•	do not reflect ESG’s cash expenditures, or future requirements, for capital expenditures;

•	do not reflect changes in, or cash requirements for, ESG’s working capital needs;

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on ESG’s debt; and

•	do not reflect any cash requirements to replace in the future assets being depreciated and amortized, even though depreciation and amortization are non-cash charges that are excluded from these measures.

We compensate for these limitations by relying primarily on ESG’s GAAP results and using ESG EBITDA, ESG Adjusted EBITDA and ESG Adjusted EBITDA Margin only supplementally.

The following table provides an unaudited reconciliation of net income to ESG EBITDA and ESG Adjusted EBITDA and of revenue to ESG Adjusted EBITDA Margin:

	Twelve Months Ended June 30,	Year Ended December 31,		Six Months Ended June 30,
	2024	2022	2023	2023	2024

(in millions)	(unaudited)			(unaudited)
Net income	$90.6	$56.6	$73.2	$33.2	$50.6
Interest expense	24.7	13.0	23.6	11.3	12.4
Provision for income taxes	28.8	16.1	23.0	10.7	16.4
Depreciation and amortization	11.7	11.9	12.4	6.5	5.9
ESG EBITDA	155.8	97.6	132.2	61.7	85.3
Equipment warranty normalization(a)	1.9	(0.6)	3.4	2.4	0.9
Insurance adjustment(b)	0.8	—	—	—	0.8
Out of period adjustments from purchase accounting(c)	(0.2)	(2.2)	(0.1)	0.1	—
Inventory reserve expense normalization (d)	(0.1)	0.8	—	0.8	0.7
Non-operational (income) expense items(e)	—	—	0.1	0.1	—
Restructuring costs(f)	1.4	2.8	0.7	—	0.7
Corporate allocations(g)	14.5	12.0	12.8	5.8	7.5
Other(h)	(0.1)	0.2	—	—	(0.1)
ESG Adjusted EBITDA	174.0	110.6	149.1	70.9	95.8
Revenue	$835.5	$660.8	$753.7	$357.9	$439.7
ESG Adjusted EBITDA Margin	20.8%	16.7%	19.8%	19.8%	21.8%

(a)	ESG incurred elevated warranty expenses related to certain non-recurring issues in 2023. This adjustment normalizes warranty expenses by using historical actual warranty settlements as a percentage of total equipment revenue.
(b)	In connection with the Acquisition, ESG received a true up from Dover related to health and wellness insurance. This adjustment adjusts the timing of receipt of the true up in order to present historical financials on a comparable basis.
(c)	Adjusts for certain out of period items resulting from liabilities recorded in purchase accounting that were subsequently reversed resulting in non-recurring gains in certain periods.
(d)	During the periods presented, the ESG business had certain inventory reserve accruals and releases due to specifically identified inventory write-downs. This adjustment normalizes such inventory reserve expenses by multiplying ESG’s cost of goods and services for the applicable period by an amount representing the historical percentage of ESG’s inventory reserve expenses to cost of goods sold.
(e)	Adjustments to remove non-operating gains and losses related to sale of fixed assets and sub-lease arrangements.
(f)	Adjustment to remove non-recurring rightsizing and restructuring expenses.
(g)	Adjustment to remove corporate allocations from Dover which are not related to standalone ESG operations.
(h)	Adjustment to exclude the P&L impact associated with entities (ESG China and UK Pension Ltd) that were outside the perimeter of the acquired ESG business along with other immaterial reconciliation items.

Risks Related to the Acquisition

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial data included herein.

The unaudited pro forma financial data included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Transactions been completed on the dates indicated. The unaudited pro forma financial data has been derived from our audited and unaudited financial statements and ESG’s audited and unaudited financial statements, and reflects assumptions and adjustments that are based upon preliminary estimates and our successful completion of the Transactions. The assets and liabilities of ESG have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates will be revised as additional information becomes available and as additional analyses are performed. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected herein. The assumptions used in preparing the unaudited pro forma financial data, including assumptions as to the successful completion of the Transactions may not prove to be accurate, and other factors may adversely affect our financial condition or results of operations following the closing of the Acquisition.

We may be unable to successfully integrate acquired businesses, including ESG. We may not realize the anticipated benefits of such acquisitions, including the acquisition of ESG.

From time to time, we engage in strategic transactions involving risks, including the possible failure to successfully integrate and realize the expected benefits of such transactions. We have consummated many acquisitions in the past and anticipate making additional acquisitions in the future. On July 21, 2024, we entered into the Transaction Agreement with Dover to acquire ESG for $2,000.0 million. Our ability to realize the anticipated benefits of the Acquisition, including the expected tax benefits and synergies, will depend, to a large extent, on our ability to integrate the businesses of both companies. In addition, the consummation of the Acquisition is not assured and is subject to certain conditions, including customary non-regulatory closing conditions.

The management of both companies will be required to devote significant attention and resources to the integration process, which may disrupt the business of either or both of the companies and, if implemented ineffectively, could preclude realization of the full benefits we expect. The risks associated with the Acquisition and our other past or future acquisitions include:

•	the business culture of the acquired business may not match well with our culture;
•	we may acquire or assume unexpected liabilities that are not uncovered in our diligence processes;
•	faulty assumptions may be made regarding the integration process;
•	unforeseen difficulties may arise in integrating operations and systems;
•	we may fail to retain, motivate and integrate key management and other employees of the acquired business;
•	higher than expected finance costs may arise due to unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any jurisdiction in which the acquired business conducts its operations;
•	we and the acquired business may experience problems in retaining customers and integrating customer bases; and
•	a large acquisition could stretch our resources and divert management’s attention from existing operations.

The successful integration of any previously acquired or newly acquired business also requires us to implement effective internal control processes in these acquired businesses, which may be burdensome and divert management’s attention, particularly with businesses like ESG that are not stand-alone public reporting companies. While we believe we have successfully integrated acquisitions to date, we cannot ensure that previously acquired or newly acquired companies, including ESG, will operate profitably, that the intended beneficial effect from these acquisitions will be realized and that we will not encounter difficulties in implementing effective internal control processes in these acquired businesses, particularly when the acquired business operates in foreign jurisdictions and/or was privately owned. See the risk factor disclosed in Part I, Item 1A. – “Risk Factors” of the 2023 10-K entitled “We must comply with an injunction and related obligations resulting from the settlement of an SEC investigation” for additional consequences if we were to commit a violation of the reporting and internal control provisions of the federal securities laws. While our evaluation of any potential transaction includes business, legal, compliance and financial due diligence with the goal of identifying and evaluating the material risks involved, these due diligence reviews may not identify all of the issues necessary to accurately estimate the cost and potential risks of a particular acquisition or costs associated with any quality issues with an acquisition target's products or services. In addition, to the extent that we seek or make acquisitions in machinery and industrial businesses that are significantly different from our existing operations, there will be added risks and challenges for managing and integrating these businesses. Further, we may need to consolidate or restructure our acquired or existing facilities, which may require expenditures related to reductions in workforce and other charges resulting from the consolidations or restructurings, such as the write-down of inventory and lease termination costs. Any of the foregoing could adversely affect our business and results of operations.

Many of these factors will be outside our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy. If we are unable to close or fail to successfully integrate acquired businesses, this could have an adverse effect on our business, financial condition and results of operations.

We also may not realize the expected benefits of any newly acquired business, including expected synergies. For instance, if we are unable to realize expected synergies from the Acquisition, or the cost to achieve these synergies is greater than expected, then the anticipated benefits of the Acquisition may not be realized fully or at all or may take longer to realize than expected. Further, we may be unable to achieve or maintain our long-term net leverage targets.